SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 20, 1999


                                  CYBEAR, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                       000-26389                    13-3936988
 State or other                   (Commission                  (IRS Employer
 jurisdiction of                 File Number)               Identification No.)
 incorporation)


5000 BLUE LAKE DRIVE, BOCA RATON, FLORIDA                          33431
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (561) 999-3500

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Financial Statements of the Telegraph Consulting Division of Telegraph New Technology, Inc. for the year ended December 31, 1998 and 1997 and for the period from January 1, 1999 to September 17, 1999 and the nine months ended September 30, 1998.

         (b) PRO FORMA FINANCIAL INFORMATION

         Pro forma financial statements for the year ended December 31, 1998 and for the nine months ended September 30, 1999.

         (c) Exhibits.

             2. Agreement and Plan of Merger dated as of July 17, 1999 among
                Cybear, Inc., TN Acquisition Corporation, Telegraph New Technology, Inc. and Telegraph Consulting Corporation (previously filed).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CYBEAR, INC.

                                  By: /S/ EDWARD E. GOLDMAN, M.D.
                                      ----------------------------------------
                                  Name:  Edward E.  Goldman, M.D.,
                                  Title: President and Chief Executive Officer
                                         (Principal Executive Officer)

Dated: November 22, 1999

Item 7(a).  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Telegraph Consulting Division of
    Telegraph New Technology, Inc.:

We have audited the accompanying balance sheets of The Telegraph Consulting Division of Telegraph New Technology, Inc., as of December 31, 1998 and 1997, and the related statements of operations and division equity and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Telegraph Consulting Division of Telegraph New Technology, Inc. as of December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
   October 29, 1999.

                      THE TELEGRAPH CONSULTING DIVISION OF

                         TELEGRAPH NEW TECHNOLOGY, INC.

                                 BALANCE SHEETS

                                                                                          DECEMBER 31,
                                                                              -----------------------------------
                                                                                  1998                    1997
                                                                              -----------             -----------
                                ASSETS
CASH                                                                          $     3,000             $         -

ACCOUNTS RECEIVABLE                                                               126,000                  42,000
                                                                              -----------             -----------
           Current assets                                                         129,000                  42,000

GOODWILL, net                                                                      42,000                       -

EQUIPMENT, net                                                                      3,000                       -
                                                                              -----------             -----------
           Total assets                                                       $   174,000             $    42,000
                                                                              ===========             ===========
                         LIABILITIES AND DIVISION EQUITY

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                                      $    26,000             $    36,000

DIVISION EQUITY                                                                   148,000                   6,000
                                                                              -----------             -----------
           Total liabilities and division equity                              $   174,000             $    42,000
                                                                              ===========             ===========

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.

                      THE TELEGRAPH CONSULTING DIVISION OF

                         TELEGRAPH NEW TECHNOLOGY, INC.

                  STATEMENTS OF OPERATIONS AND DIVISION EQUITY

                                                               YEAR ENDED                PERIOD FROM         NINE MONTHS
                                                               DECEMBER 31,             JANUARY 1, 1999         ENDED
                                                      -----------------------------     TO SEPTEMBER 17,    SEPTEMBER 30,
                                                          1998              1997              1999               1998
                                                      -----------       -----------        -----------        -----------
                                                                                           (UNAUDITED)        (UNAUDITED)
REVENUE                                               $ 1,146,000       $   455,000        $ 1,126,000        $   832,000
                                                      -----------       -----------        -----------        -----------
EXPENSES:
   Salary and payroll related                             543,000           208,000            610,000            427,000
   Other                                                  498,000           251,000            494,000            318,000
                                                      -----------       -----------        -----------        -----------
           Total expenses                               1,041,000           459,000          1,104,000            745,000
                                                      -----------       -----------        -----------        -----------
INCOME (LOSS) BEFORE INCOME TAXES                         105,000            (4,000)            22,000             87,000
INCOME TAX PROVISION                                           --                --             (8,000)                --
                                                      -----------       -----------        -----------        -----------
           Net income (loss)                              105,000            (4,000)            14,000             87,000

DIVISION EQUITY, beginning of period                        6,000            14,000            148,000              6,000

           Net contributions (distributions) of
              Division equity                              37,000            (4,000)          (121,000)            (8,000)
                                                      -----------       -----------        -----------        -----------
DIVISION EQUITY, end of period                        $   148,000       $     6,000        $    41,000        $    85,000
                                                      ===========       ===========        ===========        ===========

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                      THE TELEGRAPH CONSULTING DIVISION OF

                         TELEGRAPH NEW TECHNOLOGY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED              PERIOD FROM      NINE MONTHS
                                                                  DECEMBER 31,           JANUARY 1, 1999      ENDED
                                                          --------------------------     TO SEPTEMBER 17,  SEPTEMBER 30,
                                                            1998              1997            1999              1998
                                                          ---------        ---------        ---------        ---------
                                                                                           (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                      $ 105,000        $  (4,000)       $  14,000        $  87,000
   Adjustments to reconcile net income (loss) to
     net cash provided by operating activities-
       Depreciation and amortization                          3,000               --           14,000            2,000
       Changes in operating assets and liabilities:
         Accounts receivable                                (84,000)          10,000           70,000           (8,000)
         Accounts payable and accrued liabilities           (10,000)          (3,000)          18,000           (7,000)
                                                          ---------        ---------        ---------        ---------
           Net cash provided by operating
              activities                                     14,000            3,000          116,000           74,000
                                                          ---------        ---------        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment                                    (3,000)              --         (134,000)              --
                                                          ---------        ---------        ---------        ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

   Net cash distributions of Division equity                 (8,000)          (4,000)        (121,000)         (53,000)
   Proceeds from borrowings                                      --               --          136,000               --
                                                          ---------        ---------        ---------        ---------
           Net cash provided by (used in)
              financing activities                           (8,000)          (4,000)          15,000          (53,000)
                                                          ---------        ---------        ---------        ---------

NET INCREASE (DECREASE) IN CASH                               3,000           (1,000)          (3,000)          21,000

CASH, beginning of period                                        --            1,000            3,000               --
                                                          ---------        ---------        ---------        ---------

CASH, end of period                                       $   3,000        $      --        $      --        $  21,000
                                                          =========        =========        =========        =========
SUPPLEMENTAL DISCLOSURE OF NONCASH
   ACTIVITIES:
     Purchase of companies for equity                     $  45,000        $      --        $      --        $  45,000
                                                          =========        =========        =========        =========

                 The accompanying notes to financial statements
                    are an integral part of these statements.

                      THE TELEGRAPH CONSULTING DIVISION OF

                         TELEGRAPH NEW TECHNOLOGY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 (Amounts for the Period from January 1, 1999 to
                   September 17, 1999 and for the Nine Months
                     Ended September 30, 1998 are unaudited)

1.   GENERAL

Telegraph New Technology, Inc. ("Telegraph"), a Florida corporation, was incorporated on June 27, 1994. Telegraph is an information technology company, which began operations as a consultant to a single customer, evolved into an Internet service provider ("ISP") in 1996 and began to focus on the consulting, programming and digital art production necessary to create Web sites and the servicing of such sites for their customer base in 1998. In 1999, in conjunction with the proposed purchase of The Telegraph Consulting Division (the "Division"), Telegraph transferred certain assets and liabilities of the Division relating to the consulting, programming and digital art production necessary to create Web sites and service these sites to Telegraph Consulting Corporation, a newly created wholly owned subsidiary of Telegraph, which was incorporated in August 1999. Telegraph retained all assets relating to ISP networking and product development. The accompanying financial statements include the financial position and results of operations of the Division.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.  BASIS OF PRESENTATION

The accompanying financial statements include only the activities of The Telegraph Consulting Division of Telegraph New Technology, Inc. These division financial statements were carved out of the financial statements of Telegraph using the specific identification basis.

     b.  USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the recorded amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     c.  ACCOUNTS RECEIVABLE

Based on subsequent cash receipts management does not believe an accounts receivable allowance is necessary.

     d.  EQUIPMENT

Equipment is recorded at cost and depreciated over its estimated useful lives using the straight-line method. Accumulated depreciation was not significant at December 31, 1998. The range of useful lives estimated by management is three to five years.

     e.  GOODWILL

Goodwill resulted from the acquisition of two small companies in exchange for Telegraph equity in 1998. Goodwill is being amortized over its estimated useful life of 15 years.

     f.  DIVISION EQUITY

Division equity represents the difference between division assets and division liabilities. Changes in division equity result from operating results of the Division and any net transfers from or net distributions to Telegraph. These transfers consist primarily of transfers of certain equipment, accounts receivable and of cash from the Division to Telegraph.

     g.  REVENUE RECOGNITION

Revenue is recognized at the time the services are rendered.

     h.  INCOME TAXES

Prior to 1999, Telegraph was an S Corporation and any taxable income or loss was directly recognized by its shareholders and, accordingly, no income taxes were recorded by Telegraph or the Division. In 1999, Telegraph converted to a C corporation resulting in a corporate income tax obligation for such period. Income taxes are allocated to the Division as if it was a separate taxable entity.

     i.  INTERIM FINANCIAL INFORMATION

In the opinion of management, the unaudited interim financial information for the period from January 1, 1999 to September 17, 1999 and for the nine months ended September 30, 1998 furnished herein reflect all adjustments that are necessary for a fair presentation of the results for the interim period. The results of operations for the 1999 interim period is not necessarily indicative of the results to be expected for the entire year.

3.   SIGNIFICANT CUSTOMERS AND
     RELATED PARTY TRANSACTIONS

An unrelated customer generated revenue of approximately $362,000, $75,000 and $266,000 (unaudited) for the year ended December 31, 1998 and 1997 and for the nine months ended September 30, 1998, respectively. Another unrelated customer generated revenue of $49,000 for the year ended December 31, 1997.

The Company recorded revenue of approximately $284,000 (unaudited) from Cybear, Inc. (see Note 4) in the period from January 1, 1999 to September 17, 1999.

4.   SUBSEQUENT EVENT

The stock of Telegraph Consulting Corporation (i.e., the "Division") was acquired by Cybear, Inc. on September 17, 1999.

Item 7(b).  PRO FORMA FINANCIAL INFORMATION

                                  CYBEAR, INC.

            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following Unaudited Pro Forma Financial Information gives effect to the acquisition of The Telegraph Consulting Division of Telegraph New Technology, Inc. ("Telegraph") by Cybear, Inc. ("Cybear") on September 17, 1999, in a transaction accounted for as a purchase in accordance with APB Opinion No. 16 (the "Acquisition").

         The following Unaudited Consolidated Pro Forma Statements of Operations for the nine months ended September 30, 1999 and for the year ended December 31, 1998 present the consolidated pro forma results of Cybear and Telegraph as if the Acquisition had been consummated at the beginning of each period presented. The Unaudited Consolidated Pro Forma Statement of Operations for the nine months ended September 30, 1999 was derived by combining the historical results of operations of Telegraph for the period from January 1, 1999 to September 17, 1999 and the historical results of operations of Cybear for the nine months ended September 30, 1999. The historical results of operations of Cybear for the nine months ended September 30, 1999 include the results of operations of Telegraph for the period from September 18, 1999 to September 30, 1999.

         The unaudited pro forma basic and diluted net loss per share and the basic and diluted weighted average shares of common stock outstanding of the consolidated Cybear and Telegraph are determined based on the number of common shares of Cybear issued in the Acquisition and as if the transaction had been consummated at the beginning of each period presented.

         An Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999 is not included in the following Unaudited Pro Forma Financial Information as the Acquisition is reflected in Cybear's Unaudited Consolidated Balance Sheet as of September 30, 1999 included in Cybear's Form 10-Q for the quarterly period ended September 30, 1999.

         This Unaudited Pro Forma Financial Information and notes thereto should be read in conjunction with the historical financial statements and notes thereto of Telegraph contained elsewhere in this Form 8-K and with the historical financial statements and notes thereto of CyBear, previously filed.

         The pro forma information presented has been prepared for comparative purposes only and is not necessarily indicative of what the consolidated results of operations of Cybear and Telegraph would have been had the acquisition been made at the beginning of the periods presented, nor is it necessarily indicative of the consolidated results of Cybear and Telegraph subsequent to the acquisition.

                                  CYBEAR, INC.
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                                                PRO FORMA
                                                      CYBEAR          TELEGRAPH           ADJUSTMENTS             CYBEAR
                                                   ------------      ------------         ------------         ------------
Revenues                                           $    118,540      $  1,126,000         $   (283,925)(1)     $    960,615
                                                   ------------      ------------         ------------         ------------
Operating expenses:
  Network operations and operations support           2,198,031                --                   --            2,198,031
  Product development                                 2,184,628         1,104,000             (182,148)(1)        3,106,480
  Sales and marketing                                 2,767,673                --                   --            2,767,673
  General and administrative                          1,917,158                --                   --            1,917,158
  Depreciation and amortization                         850,710                --              280,818 (2)        1,131,528
                                                   ------------      ------------         ------------         ------------
Total operating expenses                              9,918,200         1,104,000               98,670           11,120,870
                                                   ------------      ------------         ------------         ------------
(Loss) income from operations                        (9,799,660)           22,000             (382,595)         (10,160,255)

Other income (expense):
  Interest expense on due to Andrx Corporation         (216,182)               --              (72,791)(3)         (288,973)
  Interest income                                       683,593                --                   --              683,593
                                                   ------------      ------------         ------------         ------------
(Loss) income before income taxes                    (9,332,249)           22,000             (455,386)          (9,765,635)

Income tax benefit (provision)                        2,824,069            (8,000)               8,000 (4)        2,824,069
                                                   ------------      ------------         ------------         ------------
Net (loss) income                                  $ (6,508,180)     $     14,000         $   (447,386)        $ (6,941,566)
                                                   ============      ============         ============         ============
Basic and diluted net loss per share               $      (0.44)                                               $      (0.46)
                                                   ============                                                ============
Basic and diluted weighted average shares
  of common stock outstanding                        14,734,744                                303,590 (5)       15,038,334
                                                   ============                           ============         ============


The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                                  CYBEAR, INC.
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                             PRO FORMA
                                                      CYBEAR           TELEGRAPH        ADJUSTMENTS            CYBEAR
                                                   ------------      ------------      ------------         ------------
Revenues                                           $         --      $  1,146,000      $         --         $  1,146,000
                                                   ------------      ------------      ------------         ------------
Operating expenses:
  Network operations and operations support             643,309                --                --              643,309
  Product development                                 1,556,557         1,041,000                --            2,597,557
  Sales and marketing                                   482,418                --                --              482,418
  General and administrative                          1,064,122                --                --            1,064,122
  Depreciation and amortization                         139,268                --           394,713 (2)          533,981
  Write-off of software license                         159,897                --                --              159,897
  Litigation settlement charge                          125,000                --                --              125,000
                                                   ------------      ------------      ------------         ------------
Total operating expenses                              4,170,571         1,041,000           394,713            5,606,284
                                                   ------------      ------------      ------------         ------------
(Loss) income from operations                        (4,170,571)          105,000          (394,713)          (4,460,284)

Other income (expense):
  Interest expense on due to Andrx Corporation         (210,441)               --          (105,878)(3)         (316,319)
                                                   ------------      ------------      ------------         ------------
(Loss) income before income taxes                    (4,381,012)          105,000          (500,591)          (4,776,603)

Income tax benefit                                    1,900,000                --                --            1,900,000
                                                   ------------      ------------      ------------         ------------
Net (loss) income                                  $ (2,481,012)     $    105,000      $   (500,591)        $ (2,876,603)
                                                   ============      ============      ============         ============
Basic and diluted net loss per share               $      (0.19)                                            $      (0.22)
                                                   ============                                             ============
Basic and diluted weighted average shares
  of common stock outstanding                        13,030,999                             320,000 (5)       13,350,999
                                                   ============                        ============         ============

The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                                  CYBEAR, INC.
         NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(1) Represents the reversal of product development fees charged to Cybear by Telegraph and the reversal of the corresponding expense recorded by Cybear net of the capitalized product development cost portion.

(2) Represents the amortization of goodwill for the period presented net of the amortization already recorded by Cybear from the date of the Acquisition.

(3) Represents the additional interest expense on the Due to Andrx Corporation resulting from the borrowing of $1,176,424 to pay for the acquisition of Telegraph.

(4) Represents the reversal of the income tax provision recorded by Telegraph. The consolidated pro forma results of operations of Cybear and Telegraph generate operating loss carryforwards. Under the provisions of Financial Accounting Standards Board Statement on Financial Accounting Standards No. 109, "Accounting for Income Taxes", Cybear is providing a valuation allowance to reserve against 100% of its net operating loss carryforwards due to its history of net losses.

(5) Represents the issuance of 320,000 additional shares of common stock by Cybear to acquire Telegraph net of its effect on the historical weighted average shares calculation of Cybear for the nine months ended September 30, 1999.